   As filed with the Securities and Exchange Commission on January 21, 2000
                                                 Registration Statement No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            _______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            _______________________

                          CAMDEN NATIONAL CORPORATION
            (Exact name of Registrant as Specified in Its Charter)

         Maine                                            01-0413282
(State of Incorporation)                      (I.R.S. Employer Identification #)

                                Two Elm Street
                             Camden, Maine  04843
                                (207) 236-8821
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

              KSB Bancorp, Inc. 1993 Incentive Stock Option Plan
         KSB Bancorp, Inc. 1998 Long-Term Incentive Stock Benefit Plan
                           (Full Title of the Plan)

                            _______________________

                               Robert W. Daigle
                             President and C.E.O.
                          Camden National Corporation
                                Two Elm Street
                             Camden, Maine  04843
                                (207) 236-8821
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With copies to:
                           William Pratt Mayer, Esq.
                         Goodwin, Procter & Hoar, LLP
                                Exchange Place
                          Boston, Massachusetts 02109
                                (617) 570-1000

                            _______________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
Title of Securities Being      Amount to be        Proposed Maximum           Proposed Maximum           Amount of
       Registered             Registered (1)  Offering Price Per Share    Aggregate Offering Price   Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, no par value        30,659 (2)           15.594 (4)                 $1,718,132           $454 (5)
                                  79,520 (3)
=====================================================================================================================

(1) Plus such additional number of shares as may be required in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.
(2) This Registration Statement relates to 30,659 shares of common stock of Camden National Corporation ("Camden") common stock that may be issued upon the exercise of options issued under the KSB Bancorp, Inc. 1993 Incentive Stock Option Plan, which was assumed by Camden upon consummation of the merger of KSB Bancorp, Inc. with and into Camden with Camden as the surviving corporation, on December 20, 1999.
(3) This Registration Statement relates to 79,520 shares of Camden's common stock that may be issued upon the exercise of options issued under the KSB Bancorp, Inc. 1998 Long-Term Incentive Stock Benefit Plan, which was assumed by Camden upon consummation of the merger of KSB Bancorp, Inc. with and into Camden, with Camden as the surviving corporation, on December 20, 1999.
(4) This estimate is based on the average of the high and low sales prices on the American Stock Exchange of the common stock of Camden on January 14, 2000, pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and is made solely for the purposes of determining the registration fee.
(5) In connection with the filing of its Registration Statement on Form S-4 (File No. 333-88433), Camden paid a registration fee on an aggregate of 1,800,000 shares of common stock, calculated in accordance with Rule 457(f)(1), including 110,179 shares of Camden's common stock issuable upon exercise of the options under the KSB Bancorp, Inc. 1993 Incentive Stock Option Plan and KSB Bancorp, Inc. 1998 Long-Term Incentive Stock Benefit Plan. Accordingly, pursuant to Rule 457(b), Camden is applying $495, the portion of the fee paid under the Form S-4 Registration Statement for the common stock issuable upon exercise of such options, against the fee payable for the securities registered hereunder.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

   Camden National Corporation ("Camden") hereby incorporates by reference the following documents which have been previously filed with the Securities and Exchange Commission (the "Commission"):

    (a) The annual report filed on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on April 1, 1999, as amended by Form 10-K/A filed with the Commission on December 29, 1999 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

    (b) Camden's Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 1999, filed with the Commission on May 14, 1999, Form 10-Q for the fiscal quarter ended June 30, 1999, filed with the Commission on August 13, 1999, as amended by Form 10-Q/A filed with the Commission on November 15, 1999 and Form 10-Q for the fiscal quarter ended September 30, 1999, filed with the Commission on November 15, 1999.

    (c) Camden's Current Report on Form 8-K, filed with the Commission on August 9, 1999.

    (d) Camden's Current Report on Form 8-K, filed with the Commission on January 3, 2000, as amended by Form 8-K/A filed with the Commission on January 7, 2000.

    (c) The description of Camden's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on August 1, 1997, as amended, under Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

    In addition, all documents subsequently filed with the Commission by Camden pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

      Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

    Certain legal matters in connection with the issuance of the Common Stock offered by this Registration Statement are being passed upon for Camden by Rendle A. Jones, Esq., Chairman of the Board and General Counsel of Camden.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

        The Maine Business Corporation Act ("MBCA") permits a corporation to indemnify a director who is threatened to be made party to any threatened, pending or completed actions, suit or proceeding, whether civil, criminal, administrative or investigative, in connection with any proceeding to which they may be made a party by reason of their service in that capacity if: (1) the director acted honestly, (2) the director reasonably believed that his or her conduct, in an official capacity with the corporation, was in the best interests of the corporation and, in all other cases, the conduct was at least not opposed to its best interests, and (3) the director had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the foregoing, a corporation may not indemnify a director if the director was adjudged liable to the corporation in a proceeding by or in the right of a corporation.

     As permitted by the MBCA, Camden's bylaws provide that Camden shall indemnify its directors and officers, including the advancement of expenses. In addition, Camden's bylaws contain the procedures pursuant to which such indemnification is effectuated.

     The MBCA imposes liability on a director of aMaine corporation who votes foror assents to (i) the declaration of any dividends or other distribution of assets of a the corporation contrary to the provisions of the MBCA, (ii) the purchase or redemption of its shares contrary to the MBCA, and (iii) the distribution of assets of a corporation to its shareholders during the liquidation of the corporation without the payment and discharge of all known or reasofably ascertainable debts, obligations and liabilities of the corporation. The MBCA does permit a Maine corporation if the director (i) relied and acted reasonably and in good faith upon financial statements which were certified in writing by an independent public or certified public accountant or (ii) the director considered reasonably and in good faith that the assets were of their book value, in determining the amount available for any such dividend, purchase, redemption or distribution.

     As permitted by the MBCA, Camden maintains directors and officers liability insurance in amounts and on terms which the Camden Board of Directors deems reasonable. In the ordinary course of business, the Camden Board of Directors regularly reviews the scope and adequacy of such insurance coverage.


Item 7. Exemption from Registration Claimed.
        -----------------------------------

     Not Applicable.

Item 8.     Exhibits.
            --------

    (a) The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit
-------

    5.1 Opinion of Rendle A. Jones as to the legality of the securities being registered.
    23.1    Consent of Berry, Dunn, McNeil & Parker, LLC.
    23.2 Consent of Counsel, Rendle A. Jones (included in Exhibit 5.1 hereto).
    24.1    Power of Attorney (included on the signature page hereto).
    99.1    KSB Bancorp, Inc. 1993 Incentive Stock Option Plan.
    99.2    Amendment No. 1 to KSB Bancorp, Inc. 1993 Incentive Stock Option
            Plan.
    99.3 KSB Bancorp, Inc. 1998 Long-Term Incentive Stock Benefit Plan (Incorporated by reference to Appendix A of the Proxy Statement of KSB Bancorp, Inc. relating to its May 13, 1998 annual meeting of stockholders).

Item 9.     Undertakings.
            ------------

    (a)     The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Camden pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and


            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Camden's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Camden pursuant to the foregoing provisions, or otherwise, Camden has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Camden of expenses incurred or paid by a director, officer or controlling person of Camden in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Camden will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Camden National Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement (the "Registration Statement") to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camden, Maine, on this 18th day of January 2000.

                                    Camden National Corporation



                                    By:/s/ Robert W. Daigle
                                       -------------------------------
                                       Robert W. Daigle
                                       President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below hereby severally constitutes and appoints Robert W. Daigle, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute or substitutes of any of them may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities and Exchange Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                                   Capacity                                  Date
      ---------                                   --------                                  ----
/s/ Rendle A. Jones                               Chairman of the Board                 January 18, 2000
-------------------------------
Rendle A. Jones

/s/ Robert W. Daigle                              Director, President and               January 18, 2000
-------------------------------                   Chief Executive Officer
Robert W. Daigle                                  (Principal Executive Officer)

/s/ Peter T. Allen                                Director                              January 18, 2000
-------------------------------
Peter T. Allen

/s/ Ann W. Bresnahan                              Director                              January 18, 2000
-------------------------------
Ann W. Bresnahan

/s/ Robert J. Gagnon                              Director                              January 18, 2000
-------------------------------
Robert J. Gagnon


/s/ John W. Holmes                                Director                              January 18, 2000
-------------------------------
John W. Holmes

/s/ John S. McCormick, Jr.                        Director                              January 18, 2000
-------------------------------
John S. McCormick, Jr.

/s/ Richard N. Simoneau                           Director                              January 18, 2000
-------------------------------
Richard N. Simoneau

/s/ Susan M. Westfall                             Treasurer and Chief Financial         January 18, 2000
-------------------------------                   Officer (Principal Financial and
Susan M. Westfall                                 Accounting Officer)

                                 EXHIBIT INDEX


Exhibit No.    Description
----------     -----------

     5.1 Opinion of Rendle A. Jones as to the legality of the securities being registered.
    23.1       Consent of Berry, Dunn, McNeil & Parker, LLC.
    23.2 Consent of Counsel, Rendle A. Jones (included in Exhibit 5.1 hereto).
    24.1       Power of Attorney (included on the signature page hereto).
    99.1       KSB Bancorp, Inc. 1993 Incentive Stock Option Plan.
    99.2       Amendment No. 1 to KSB Bancorp, Inc. 1993 Stock Option Plan.
    99.3 KSB Bancorp, Inc. 1998 Long-Term Incentive Stock Benefit Plan. (Incorporated by reference to Appendix A of the Proxy Statement of KSB Bancorp, Inc. relating to its May 13, 1998 annual meeting of stockholders)